Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated March 2, 2010 (June 3, 2010 as to note 13), relating to the consolidated financial statements of The McClatchy Company, and the effectiveness of The McClatchy Company’s internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Sacramento, California

June 3, 2010.